EXHIBIT 99.1
CERTIFICATION OF CEO AND CFO PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

 In connection with the Quarterly Report on Form 10-Q of Andersen Group, Inc. for the period ended May 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), pursuant to 18 U.S.C. § as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, Oliver R. Grace, Jr., President and Chief Executive Officer, and Andrew M. O'Shea, Chief Financial Officer, each hereby certifies, that, to the best of his knowledge:

 (1)                 The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                 The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Andersen Group, Inc.

July 8, 2003	/s/ Oliver R. Grace, Jr.
Oliver R. Grace, Jr.
President and Chief Executive Officer

July 8, 2003	/s/ Andrew M. O'Shea
Andrew M. O'Shea
Chief Financial Officer

 This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002, and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed for purposes of § 18 of the Securities and Exchange Act of 1934, as amended.